CORDANT TECHNOLOGIES INC.

                           SUPPLEMENTAL EXECUTIVE

                              RETIREMENT PLAN

                AMENDED AND RESTATED EFFECTIVE JULY 22, 1999











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                             TABLE OF CONTENTS


SECTION                                                                PAGE

1 -    PURPOSE OF PLAN..................................................3

2 -    ESTABLISHMENT OF PLAN............................................3

3 -    DEFINITIONS......................................................3

4 -    ELIGIBILITY FOR PARTICIPATION....................................5

5 -    BENEFITS.........................................................5

6 -    DISABILITY.......................................................8

7 -    DEATH............................................................9

8 -    FORM OF BENEFIT PAYMENT..........................................9

9 -    CHANGE OF CONTROL AND TAX GROSS UP...............................11

10 -   ADMINISTRATION OF PLAN...........................................13

11 -   AMENDMENT OR TERMINATION OF PLAN.................................13

12 -   CORPORATE SUCCESSORS.............................................13

13 -   PLAN NOT A CONTRACT OF EMPLOYMENT................................14

14 -   EXPENSES.........................................................14

15-    SPENDTHRIFT CLAUSE...............................................14

16 -   SEVERABILITY.....................................................14

17 -   CONSTRUCTION.....................................................15

18 -   GOVERNING LAW....................................................15

19 -   NO REQUIREMENT TO FUND...........................................15

20 -   PAYMENT DUE AN INCOMPETENT.......................................15

APPENDIX A, CALCULATION OF LUMP SUM PAYMENT.............................16


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                         CORDANT TECHNOLOGIES INC.

                           SUPPLEMENTAL EXECUTIVE

                              RETIREMENT PLAN


SECTION 1 - PURPOSE OF PLAN

The Cordant Technologies Inc. Supplemental Executive Retirement Plan has been established by the Board of Directors as a non-tax qualified and unfunded supplemental retirement plan for the purpose of providing benefits to:

     (i)......Recruit and retain certain selected executive employees;

     (ii) Bridge and supplement loss of future retirement benefits for such employees resulting from their leaving another employer for the employ of the Corporation; and

     (iii) Facilitate a discretionary nondiscounted supplemental early retirement benefit for certain employees approved by the Chairman of the Board or President of the Corporation.

SECTION 2 - ESTABLISHMENT OF PLAN

The Cordant Technologies Inc. Supplemental Executive Retirement Plan was initially established effective July 1, 1992.

The Plan was amended and restated effective June 16, 1997; February 18, 1999 and July 22, 1999.

SECTION 3 - DEFINITIONS

"Accrued Benefit" means the percentage of the Normal Retirement Benefit, Early Retirement Benefit, or Late Retirement Benefit accrued for each Year of Service and fractional Year of Service completed to the nearest 1/12 of a year the Participant works for the Corporation. The percentage of each years accrued benefit is set forth in Table I. The maximum accrued benefit is 60% of the Participant's average five highest consecutive years of Compensation as described in Section 5 hereof.

"Board of Directors" means the Board of Directors as constituted from time to time.

"Cause" means (i) a material breach by the Participant of his job duties and obligations (other than as the result of an incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the

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Corporation and which is not remedied in a reasonable  period of time after receipt of notice from the Corporation or (ii) the conviction of the Participant of a felony involving moral turpitude.

"Chairman of the Board" means the Chairman of the Board of Directors of the Corporation.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation and Management Development Committee (hereinafter "Compensation Committee") of the Board of Directors.

"Compensation"  means a  Participant's  earnings as that term is defined in
Section 4.8 (a)(1) of the Corporation's Retirement Plan calculated without regard to the limitation in Section 4.8(a)(2) of the Corporation's Retirement Plan, plus any short term bonus award amounts subject to deferred income taxation under the Code.

"Corporation"  or  "Company"  means  Cordant   Technologies  Inc.  and  its
subsidiaries.

"Corporation's Retirement Plan" means the Cordant Technologies Inc. Pension Plan as amended or any successor defined benefit plan as the case may be or any division or subsidiary defined benefit or cash balance plan in which a Participant participates.

"Early Retirement Benefit" means the Accrued Benefit that may be paid to a Participant described in Section 5.2.2 prior to the Participant's Normal Retirement Date.

"Excess Pension Plan" mans the unfunded excess pension plan maintained by the Corporation for payment of retirement benefits that exceed the tax qualified and other limits of the Corporation's Retirement Plan.

"Late Retirement Benefit" means the Accrued Benefit that may be paid to a Participant subsequent to his Normal Retirement Date as described in
Section 5.2.3.

"Lump Sum Payment" means the present value of a Participant's Accrued Benefit converted from a straight life annuity to a lump sum calculated in the manner set forth in Appendix A.

"Normal Retirement Benefit" means the Accrued Benefit that may be paid to a Participant subsequent to his Normal Retirement Date as described in
Section 5.2.1.

"Normal Retirement Date" means the last day in the month a Participant attains age 65.

"Normal Settlement Form" means the form of benefits payable under the Corporation's Retirement Plan including straight life annuity, life ten-year certain annuity and 50 percent and 100 percent joint and survivor annuity, lump sum distributions, account

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balance distributions, or such other optional forms of benefits provided as the case may be permitted by the Corporation's Retirement Plan in which a Participant participates.

"Participant" means an employee of the Corporation selected and so designated as a participant by the Chairman of the Board or President and approved by the Committee as described in Section 4.

"Plan"  means  the  Cordant   Technologies  Inc.   Supplemental   Executive
Retirement Plan.

"President" means the President of the Corporation.

"Surviving Spouse" means the surviving spouse as the term is defined in the Corporation's Retirement Plan.

"Years of Service" means years of Benefit Service as that term is defined in Section 4.7 of the Corporation's Retirement Plan.

SECTION 4 - ELIGIBILITY FOR PARTICIPATION

To be eligible for participation in the Plan, a person must be an employee of the Corporation designated by the Chairman of the Board or President and approved by the Committee as a Participant and such designation acknowledged to the Participant in writing by the Chairman of the Board or President of the Corporation. The Participant shall remain an active Participant in this Plan so long as he is actively employed by the Corporation and thereafter for so long as the Participant or Participant's Surviving Spouse is eligible to receive benefits and until all benefits to which the Participant or Surviving Spouse are entitled have been paid.

By participating in this Plan, a Participant waives his rights to receive any benefit from the Corporation's Excess Benefit Plan. In the event a person is no longer actively employed by the Corporation, has not received any benefits from the Plan, and does not have a vested and nonforfeitable right to any Accrued Benefits, the person shall be eligible to participate in the Corporation's Excess Benefit Plan subject to the terms and conditions of the Excess Benefit Plan.

SECTION 5 - BENEFITS

5.1  BENEFITS FORMULA;

     Benefits payable under this Plan to a Participant who has completed twelve Years of Service at the Participant's Normal Retirement Date shall be an amount equal to sixty percent (60%) of the Participant's average five highest consecutive years of Compensation during the last ten (10) Years of Service with the Corporation, reduced by an amount equal to all benefits the Participant is eligible to receive from any of the following sources:

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     (i) The Corporation's Retirement Plan;

     (ii) The defined benefit pension plans, annuities, and other regular and recurring benefits, including supplemental benefit plans and other nonqualifed benefit plans, received from prior employers or entities related to prior employers; and

     (iii)Governmental and military pension plans or programs but not including payments made under the federal social security system.

     For Years of Service less than twelve, the retirement benefit shall be the Accrued Benefit represented by the Years of Service and fractional years thereof computed to the nearest one-twelfth as set forth in Table 1.

5.2  ACCRUAL OF A BENEFIT AND VESTING:

     Subject to the forfeiture provisions of this Section 5.2 and Section 6, Plan Participants shall accrue the percentage of the Normal Retirement, Early Retirement, or Late Retirement benefit, as the case may be, for each Year of Service with the Corporation set forth in Table 1 below. The Participant shall have a vested and nonforfeitable right to such Accrued Benefit upon the date of the earliest occurrence of any one of the following events:

     (i)  Completion of twelve Years of Service;

     (ii) Involuntary termination of employment for reasons other than for Cause as defined in Section 3 hereof including but not limited to a reduction in force;

     (iii)Early retirement if this election by the Participant is so approved in writing by the Chairman of the Board, or President as set forth in Section 5.2.2 herein;

     (iv) Permanent disability;

     (v)  Death; or

     (vi) Retirement at the Participant's Normal or Late Retirement Date.

     In no event shall a Benefit be payable to a Participant under this Plan in a month the Participant receives Compensation from the Corporation.

     In the event a Participant voluntarily terminates employment with the Corporation, the Accrued Benefit (unless otherwise vested under any of the vesting provisions listed in subsection (i) through (vi) of this
     Section 5.2) shall be forfeited and the Participant shall receive no benefits under this Plan. In the event that a Participant is eligible to receive or is otherwise receiving a benefit

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     under this Plan and such  Participant  is  employed  or engaged in any activity, business or enterprise alone or in concert with others competitive with the business of the Corporation, the Committee in its sole discretion may declare such benefits under this Plan forfeited and cease making further payments under this Plan.


                                  TABLE I
                          ACCRUED BENEFIT SCHEDULE

                                                  PERCENT OF BENEFIT ACCRUAL
  YEARS OF SERVICE                                    FOR YEARS OF SERVICE

        1                                                   8.333
        2                                                  16.667
        3                                                  25.000
        4                                                  33.333
        5                                                  41.667
        6                                                  50.000
        7                                                  58.333
        8                                                  66.667
        9                                                  75.000
       10                                                  83.333
       11                                                  91.667
       12                                                 100.000

     Fractional years shall be completed to the nearest 1/12 of a year.

     5.2.1 NORMAL RETIREMENT BENEFIT -- The Normal Retirement Benefit is the Participant's Accrued Benefit based on each Year of Service determined from Table 1 and paid to a Participant on the last day of the month subsequent to the date the Participant attains his Normal Retirement Date.

     5.2.2 EARLY RETIREMENT -- With the written authorization and approval solely in the discretion and not as an obligation of either the Chairman of the Board or the President of the Corporation, an Early Retirement Benefit may be paid to a Participant who has attained at least age 55 and who has completed not less than five Years of Service. Such Early Retirement Benefit shall be an amount equal to the Participant's Accrued Benefit derived from Table 1 as of the date of such early retirement based on each Year of Service reduced by the rate of 3% per year and fractional amount thereof each month that the Participant is granted early retirement prior to the Normal Retirement Date. The early retirement benefit shall commence the last day of the month subsequent to the date such early retirement is authorized in writing.

     5.2.3 LATE RETIREMENT -- The Late Retirement Benefit shall be the Participant's Accrued Benefit derived from Table 1 based on each Year of Service payable the last day of the month subsequent to the date the Participant

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               retires from the Corporation  after the Participant  attains his Normal Retirement Date.

     5.2.4 VESTED INVOLUNTARY TERMINATION -- In the event a Participant is involuntarily terminated from employment with the Corporation prior to attainment of his Normal Retirement Date other than for Cause as defined in Section 3 hereof or the completion of twelve Years of Service, the Participant shall be entitled to a retirement benefit equal to his Accrued Benefit derived from Table 1 based upon the Years of Service with the Company on the date of such involuntary termination. Such benefits shall commence the last day of the month subsequent to the Participant's Normal Retirement Date. At such time such terminated Participant is eligible to receive Early Retirement Benefits, such Participants shall be eligible and may elect to receive Early Retirement Benefits payable in the form set forth in Section 8 hereof without the consent required from the Chairman of the Board or President as set forth in Section 5.2.2 hereof.

SECTION 6 - DISABILITY

In the event the Participant is totally and permanently disabled as hereinafter defined and remains totally and permanently disabled until attainment of his Normal Retirement Date, the Participant shall receive a Normal Retirement Benefit based upon the Years of Service accrued to the Normal Retirement Date and calculated on the Compensation in effect on the date of disability as if such compensation had continued to be paid at the same rate until the Participant's Normal Retirement Date. In the event the Participant recovers from such disability to return to active employment, the period of time of such disability shall be credited towards the Years of Service for benefit accrual purposes. In the event of death, such disabled Participant's Surviving Spouse will be entitled to the benefits described in Section 7 hereof. In the event that such Participant recovers from such disability and is actively employed by another employer or self-employed, the Participant shall be deemed to have terminated employment on such date he would otherwise have been eligible to return to active employment with the Corporation and such Accrued Benefit forfeited if as of such date of the commencement of disability twelve Years of Service had not been completed. For the purposes of the Plan, a Participant shall be deemed to be totally and permanently disabled if eligible for and receives long-term disability benefits from the Corporation's long-term disability program. Eligibility for disability retirement benefits under this Plan shall continue notwithstanding any expiration of benefit payments from the Corporation's disability program due to the passage of time so long as there has been no change in the status of the total and permanent nature of the Participant's disability. In the event the Corporation does not maintain a long-term disability program on the date of such disability, permanent disability shall be determined by procedures established by the Committee.

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SECTION 7 - DEATH

If a married Participant dies while he is an active employee of the Company, his benefits under this Plan shall become 100% vested (as if the Participant had satisfied the 12 years of service for Benefit Accrual set forth in Table 1 of Section 5.2) on the date of his death. The death benefit provided by this Section 7 shall be based on the Accrued Benefit in the form of a straight life annuity payable at age 65 (unreduced for early retirement) that would have been paid to the Participant if he had continued his employment with the Company and retired at his Normal Retirement Date. Such death benefit paid to a Surviving Spouse shall be paid in the form of a lump sum payment calculated in the manner set forth in Appendix A without the lump sum distribution penalty.

The death benefit paid to a Surviving Spouse of an actively employed (or disabled) Participant who is under age 55 on the date of death shall be payable within thirty days following the date the Participant would have otherwise attained age 55. The death benefit paid to the Surviving Spouse of an actively employed (or disabled) Participant who is age 55 and over shall be paid within 30 days of the date of death of Participant.

Any benefits payable to a Surviving Spouse shall be reduced by benefits such Surviving Spouse shall be entitled to receive as the result of the Participant's death from any of the following:

     (i)       The Corporation's Retirement Plan;

     (ii) The defined benefit pension plans, annuities, and other regular and recurring benefits, including supplemental benefit plans and other nonqualifed benefit plans, received from prior employers or entities related to prior employers; and

     (iii) Governmental and military pension plans or programs but not including payments made under the federal social security system.

If an unmarried Participant dies, no benefits will be paid under this Plan.

SECTION 8 - FORM OF BENEFIT PAYMENT

The accrued Normal Retirement, Early Retirement, or Late Retirement Benefit, as the case may be, shall be payable to a Participant: (i) in the form of a Lump Sum Payment, or (ii) in the same form as payable to the Participant by written election under the terms of the Corporation's Retirement Plan's Normal Settlement Form. A Participant must elect a Lump Sum Payment or other Normal Settlement Form on an election form provided by the Company at least six months prior to the date payment of the Accrued Benefit begins. Such Lump Sum Payment will be the present value of the straight life annuity form of the Accrued Benefit, calculated in the manner set forth in Appendix A hereof. If a Participant retires with an Early Retirement Benefit, Late Retirement Benefit

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or a Normal Retirement  Benefit,  as the case may be, and if no election as to form is made, the Accrued Benefit shall be paid in the Normal Settlement Form elected by the Participant under the Corporation's Retirement Plan.

For a period of five years beginning on the date a Participant ceases active employment by retirement under the terms of the Corporation's Retirement Plan, the Participant (or the Surviving Spouse of a Participant who elected an annuity form of payment that is in payment status and subsequently dies during such five year election period) may elect to convert any annuity form of benefit payment such Participant is receiving from this Plan to a Lump Sum Payment calculated in the manner set forth in Appendix A. Such an election to convert an annuity that is in payment status to a Lump Sum Payment shall be subject to a lump sum conversion distribution penalty. This distribution penalty shall be a percentage of the Lump Sum Payment calculated in the manner set froth in Appendix A. In the event the five year lump sum election period has expired prior to the date of death of a Participant, the Surviving Spouse shall receive the survivors annuity benefit elected by the Participant under this Plan and in the event no such election has been made, the Surviving Spouse shall receive the Surviving Spouse benefit the Participant should have received under the Pension Plan. The Surviving Spouse shall receive no benefit if the Participant received a lump sum distribution from this Plan.

The Lump Sum Payments in this Section 8 shall not change or alter a Participant's right or the right of a Surviving Spouse as the case may be to receive the Lump Sum Payment including tax gross up in the event of a change of control described in Section 9 hereof.

Except for: (i) the Early Retirement  Benefit reduction factor described in
Section 5.2.2 hereof which shall be used for calculation of the retirement benefits from this Plan, and (ii) calculation of the Lump Sum Payment described in Appendix A hereof, all other actuarial factors used to compute the Normal Retirement, Early or Late Retirement Benefit and Normal Settlement Form of benefit payments from the Corporation's Retirement Plan shall be used to compute the retirement benefits from this Plan.

In the event that the Accrued Benefit is payable as an Early Retirement Benefit prior to age 65 with written authorization by the Chairman of the Board or President of the Corporation, such Accrued Benefit shall be reduced by 3% per year and a fraction thereof for each month for each year such early retirement precedes the Participant's Normal Retirement Date.

In the case of a late retirement, the Participant shall continue to accrue Years of Service for benefit accrual purposes to the extent that the Participant has not accrued twelve years of service as of his Normal Retirement Date.

The Participant shall provide the Committee with such proof of benefit payments from other retirement plans or programs both public and private as the Committee may reasonably request. Absent such proof, the Committee may suspend benefit payments

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until such proof or other  verification  as may be reasonably  required has been provided by the Participant.

SECTION 9 - CHANGE OF CONTROL AND TAX GROSS UP

In the event of a Change of Control of the Company as hereinafter defined, the Participant as described in Section 4 hereof shall be entitled to receive on the date of such Change of Control a vested non-forfeitable retirement benefit equal to 100% of the Participant's unreduced accrued
Normal Retirement Benefit based on such Participant's Compensation as of the date of such Change of Control. The Participant shall be entitled to receive a cash Lump Sum Payment of the actuarial equivalent value of such accrued Normal Retirement Benefit without reduction for benefits received or which the Participant is otherwise eligible to receive from other employer defined benefit plans, government and military plans or programs. The amount of such Lump Sum Payment shall be calculated in the manner set forth in Appendix A. In addition to such Lump Sum Payment, the Participant shall also receive as a cash payment a "Tax Gross Up" amount as hereafter described. All such cash payments required by this Section 9 shall be paid by the Corporation to the Participant not later than the earliest date of
(i) 30 days after the date of the Change of Control; or (ii) as provided by the terms and conditions of any Change of Control Agreement between the Corporation and a Participant in this Plan.

The Lump Sum Payment in this Section 9 shall not duplicate the Lump Sum Payment described in Section 8 hereof.

For the purposes of this Plan, a Change of Control shall mean:

          (a) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "exchange act")) (a "person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the exchange act) of 20% or more of either (i) the then outstanding shares of common stock of the company (the "outstanding company common stock") or (ii) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the "outstanding company voting securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a change of control: (i) any acquisition directly from the company, (ii) any acquisition by the company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the company or any corporation controlled by the company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this section 3.4; or

          (b) individuals who, as of the date hereof, constitute the board (the "incumbent board") cease for any reason to constitute at least a

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     majority of the board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the company's shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board; or

          (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company (a "business combination"), in each case, unless, following such business combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding company common stock and outstanding company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation which as a result of such transaction owns the company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such business combination of the outstanding company common stock and outstanding company voting securities, as the case may be,
     (ii) no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the company or such corporation resulting from such business combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the business combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the incumbent board at the time of the execution of the initial agreement, or of the action of the board, providing for such business combination; or

          (d) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

In addition to the Cash Payment for the actuarial equivalent value of the Participant's 100% accrued Normal Retirement Benefit, the Participant shall receive an additional cash payment in such amount as to "Gross Up" the Participant by the amount of any and all federal, state and local income tax the Participant is liable to pay as the result of such cash Lump Sum Payment required by this Section 9 together with such amount necessary to Gross Up the Participant for all such tax Gross Up payments. In the event that a Participant is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties are hereinafter collectively referred to as the Excise Tax) the Participant shall receive a further tax Gross Up payment in an amount such that after payment by the Participant of all taxes (including any interests or penalties imposed with respect to such taxes) including without limitation any such income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross Up Payment the Participant retains an amount of the Gross Up Payment equal to the amount of all taxes including the Excise Tax imposed upon such payments.

SECTION 10 - ADMINISTRATION OF PLAN

The Plan shall be administered by the Committee. The Committee shall have plenary authority, subject to the express provisions hereof, to resolve any questions arising under the Plan; to correct any defect or supply an omission or reconcile any inconsistency; to establish amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration and continued successful operation of the Plan. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee shall act only by a majority of its members then in office and its actions shall be recorded in minutes of the Committee meetings which shall be conclusive evidence of all such actions taken. The Committee shall have the right to delegate such Plan administration as it shall determine to the Chairman or the Chairman's designee.

SECTION 11 - AMENDMENT OR TERMINATION OF PLAN

Subject to the provisions of this Section 11, the Compensation Committee shall have the right at any time, from time-to-time, with notice to Participants to suspend, discontinue or amend this Plan in any respect whatsoever. No amendment or termination of the Plan shall directly or indirectly deprive or otherwise reduce the Accrued Benefit of any Participant or the payment of any benefits payable to a Participant or Surviving Spouse under the Plan which have commenced prior to the effective date of such resolution amending or terminating the Plan. Upon termination or discontinuance of the Plan, such Participants shall become vested in a nonforfeitable right to their Accrued Benefits. Payment of such amount shall be in the manner provided in the Plan on the date such Participant is or becomes eligible to receive payment of benefits from the Corporation's Retirement Plan.

SECTION 12 - CORPORATE SUCCESSORS

The Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other corporation or other entity that is not a Change of Control as defined and described in Section 9 hereof but the Plan shall be construed as a binding obligation on any successor after such sale, merger or consolidation. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 11.

SECTION 13 - PLAN NOT A CONTRACT OF EMPLOYMENT

Neither this Plan, nor participation in it, shall be construed in any manner as a contract of continuing employment with the Corporation either expressed or implied. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Corporation for any period of time or to continue a Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or having been so selected, to be selected again as a Participant.

SECTION 14 - EXPENSES

In the event any Participant or Surviving Spouse incurs costs, fees or expenses including attorney's fees in the enforcement of any rights to receive payment of benefits under this Plan, the Company shall reimburse such Participant or Surviving Spouse such costs, fees and expenses to such Participant or Surviving Spouse if he or she is the prevailing party.

SECTION 15 - SPENDTHRIFT CLAUSE

No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Surviving Spouse or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Surviving Spouse. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

SECTION 16 - SEVERABILITY

In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

SECTION 17 - CONSTRUCTION

Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

SECTION 18 - GOVERNING LAW

The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Utah unless superseded by federal law.

SECTION 19 - NO REQUIREMENT TO FUND

The Employer is not required to fund this Plan.

SECTION 20 - PAYMENT DUE AN INCOMPETENT

If the Committee receives evidence that a Participant or Surviving Spouse entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole discretion, direct the payment to any other person or trust which has been legally appointed by the courts.

         IN WITNESS WHEREOF, the Board of Directors has caused this Plan as amended and restated to be signed by its duly appointed officers and its corporate seal to be hereunto affixed as of this 22nd day of July 1999.

By:      ___________________________
         Chairman of the Board, President
              and Chief Executive Officer


                                                                   ~ Seal ~

ATTESTED:


By:      ___________________________
              Secretary

                                 APPENDIX A


SECTION 1. LUMP SUM PAYMENT. The Lump Sum Payment that may be elected by the Participant under Section 8 of this Plan shall be calculated by converting the straight life annuity form of the Participant's Accrued Benefit at the Participant's Normal Retirement Date (adjusted for early retirement as the case may be) to a Lump Sum Payment. The present value interest rate and the mortality rate assumptions used in such calculation are as follows:

         INTEREST RATE: The interest rate used in the present value calculation shall be the Corporation's Retirement Plan's actuarial valuation earnings rate assumption in effect for the Plan year the Participant is to receive the Lump Sum Payment adjusted to an after tax rate of return using a corporate income tax rate (federal and state) of 40 percent. This interest rate is expressed as [Interest Rate X (1-.40)] = After Tax Interest Rate. At July 22, 1999, the effective date of the Plan's amendment permitting the Lump Sum Payment election, the Corporation's Retirement Plan's actuarial rate of return assumption is 9 percent. The after tax rate of return on July 22, 1999 is [9% X (1-.40)] = 5.4%.

         MORTALITY RATE: The mortality rate used in the present value calculation shall be the Corporation's Retirement Plan's mortality rate assumption in effect for the Plan year the Participant is to receive the Lump Sum Payment. The Corporation's Retirement Plan mortality rate assumption on July 22, 1999 is the 1994 Group Mortality Table 50% males and 50% females.

SECTION 2.  LUMP SUM PAYMENT WITH ANNUITY CONVERSION PENALTY.

The Lump Sum Payment penalty set forth in Section 8 of this Plan shall be the after tax interest rate described in Section 1 of this Appendix A. The Lump Sum Payment penalty shall reduce the value of any Lump Sum Payment made as the result of a Participant electing to convert an annuity that is in payment status to a Lump Sum Payment during the five year annuity conversion period. At July 22, 1999 the conversion distribution penalty is
5.4 percent. In the event an annuity in payment status is in a form other then a straight life annuity, the conversation to a lump sum will be calculated as if the straight life annuity had been originally elected. The value of the annuity payments made prior to the conversion to a lump sum will be deducted for the Lump Sum Payment.




                                                    Initial ______, 7/22/99

SECTION 3.  LUMP SUM PAYMENT IN THE EVENT OF A CHANGE OF CONTROL.

In the event of a change of control described in Section 9 of this Plan, the Lump Sum Payment, as the result of such change of control, shall be a Lump Sum Payment of the value of the Participant's Normal Retirement Benefit calculated in the manner described in Section 1 of this Appendix A without any reduction for early retirement or reduction for an annuity conversion penalty described in Section 2 of this Appendix A. The Normal Retirement Benefit shall be based on the Participant's Accrual Benefit in the form of a straight life annuity payable at age 65 (unreduced for early retirement) that would have been paid to the Participant if he had continued his employment with the Company and retired at his Normal Retirement Date at age 65.






























                                                Initial _________, 7/22/99